UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2015

Coty Inc.
(Exact Name of Registrant as Specified in its Charter)

DE	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2015, Coty Inc. (the “Company”) announced that Lambertus J.H. Becht will remain in his role as interim Chief Executive Officer of the Company. Mr. Becht will also continue in his role as Chairman of the Board of Directors of Coty. In connection with this change, Elio Leoni Sceti, who had planned to assume the role of CEO in July, has reconsidered and will not join Coty. On June 22, 2015, the Company entered into an agreement (the “Dissolution Agreement”) with Mr. Leoni Sceti. The Dissolution Agreement terminates the employment agreement entered into by the Company and Mr. Leoni Sceti on April 17, 2015, except to the extent that specific provisions are incorporated therein by reference. The Dissolution Agreement requires the Company to pay to Mr. Leoni Sceti a severance payment of $1,750,000 and to repurchase Mr. Leoni Sceti’s shares of the Company’s Series A Preferred Stock (the “Preferred Shares”) for an aggregate cash payment equal to $54,938.94, which amount equals the amount paid by Mr. Leoni Sceti to purchase the Preferred Shares. The Dissolution Agreement also provides that, in accordance with the terms of the Employment Agreement incorporated therein, Mr. Leoni Sceti will be subject to a 12-month non-competition and 24-month non-solicitation period with the Company.

The foregoing description of the Dissolution Agreement does not purport to be complete and is qualified in its entirety by reference to the Dissolution Agreement itself. A copy of the Dissolution Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending June 30, 2015.

Item 8.01.     Other Events.

On June 23, 2015, the Company issued the press release announcing the executive leadership change furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release is incorporated into this Item 8.01 by reference.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press release of the Company, dated June 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: June 23, 2015	By:	/s/ Jules P. Kaufman
	Name:	Jules P. Kaufman
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release of the Company, dated June 23, 2015.